===============================================================================


                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               MEDPARTNERS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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
     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                               MedPartners, Inc.

                        3000 Galleria Tower, Suite 1000
                           Birmingham, Alabama 35244

                                                                  April 22, 1999

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD THURSDAY, JUNE 10, 1999

   The 1999 annual meeting of stockholders of MedPartners, Inc. will be held at The Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama, on Thursday, June 10, 1999, at 3:00 p.m. Central Time, for the following purposes:

   1. Election of three directors, each to serve a term of three years; and

   2. Any other matters that properly come before the meeting.

   Stockholders of record at the close of business on April 12, 1999 are entitled to vote at the meeting or any postponement or adjournment thereof.

   Please review the voting options on the attached proxy card and submit your vote promptly. If you attend the Annual Meeting, you may revoke your Proxy and vote in person if you desire to do so, but attendance at the Annual Meeting does not itself serve to revoke your Proxy.

By Order of the Board of Directors,

/s/ Sara J. Finley
Sara J. Finley
Corporate Secretary

                               TABLE OF CONTENTS

ABOUT THE MEETING...........................................................   1

STOCK OWNERSHIP.............................................................   2

PRINCIPAL STOCKHOLDERS OF THE COMPANY.......................................   3

ELECTION OF DIRECTORS.......................................................   4

DIRECTORS CONTINUING IN OFFICE..............................................   5


EXECUTIVE OFFICERS..........................................................   6

EXECUTIVE COMPENSATION SUMMARY..............................................   8

OPTION GRANTS FOR FISCAL 1998...............................................   9


OPTION VALUES ON DECEMBER 31, 1998..........................................  10

TEN YEAR OPTION REPRICINGS AND OPTION SURRENDER ............................  10

THE BOARD OF DIRECTORS AND BOARD COMMITTEES.................................  12

THE COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION...............  13

CERTAIN TRANSACTIONS........................................................  19


STOCK PRICE PERFORMANCE GRAPH ..............................................  20

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS............................  21

OTHER MATTERS...............................................................  21

ADDITIONAL INFORMATION......................................................  21

                               MedPartners, Inc.

                                PROXY STATEMENT

   This proxy statement contains information related to the annual meeting of stockholders of MedPartners, Inc. (the "Company") to be held on Thursday, June 10, 1999, beginning at 3:00 p.m. Central Daylight Time, at The Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama, and at any postponements or adjournments thereof. This Proxy Statement is being mailed to the Company's stockholders on or about April 22, 1999.

                               ABOUT THE MEETING

What is the purpose of the annual meeting?

   At the Company's annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors. In addition, the Company's management will report on the performance of the Company during fiscal 1998 and respond to questions from stockholders.

Who is entitled to vote?

   Only stockholders of record at the close of business on the record date, April 12, 1999, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the meeting?

   All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

What constitutes a quorum?

   The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. On April 12, 1999, there were 199,046,249 shares of common stock of the Company outstanding and entitled to vote at the meeting.

What is required to elect a director?

   The affirmative vote of a plurality of the votes cast at the meeting is required for the election of a director. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted, although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will have no effect on the election of directors.

How do I vote?

   If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder (that is, if you hold your stock in your own name) and attend the meeting, you may deliver your completed proxy card in person.

Can I vote by telephone or electronically?

   If you are a registered stockholder you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card.

   If your shares are held in "street name," you will need to contact your broker or other nominee to determine whether you will be able to vote by telephone or electronically.

Can I change my vote after I return my proxy card?

   Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing either a notice of revocation or a duly executed proxy bearing a later date with the Corporate Secretary of the Company. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board's recommendations?

   Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board recommends a vote FOR election of the nominated slate of directors (see page 4).

                                STOCK OWNERSHIP

Who are the largest owners of the Company's common stock?

                                                  Aggregate        Percent of
                                               Number of Shares      Shares
     Name                                     Beneficially Owned Outstanding(1)
     ----                                     ------------------ --------------
Manning & Napier Advisors, Inc.
 1100 Chase Square
 Rochester, New York 14604...................     17,058,298          8.6%
FMR Corp.
 82 Devonshire Street
 Boston, Massachusetts 02109.................     12,796,427          6.4%
Wellington Management Company, LLP
 75 State Street
 Boston, Massachusetts 02109.................     11,521,084          5.7%
Wachovia Bank and Trust Co.(2)
 Trust Services
 301 Main Street
 Winston-Salem, North Carolina 27150.........      8,696,333          4.4%

--------
(1) Based on 199,140,319 shares outstanding on December 31, 1998.
(2) Shares held as Trustee for MedPartners, Inc. Employee Compensation Trust.

                     PRINCIPAL STOCKHOLDERS OF THE COMPANY

   The following table shows the amount of common stock of the Company beneficially owned (unless otherwise indicated) by the Company's directors, certain executive officers, and the directors and executive officers of the Company as a group. Except as otherwise indicated, all information is as of December 31, 1998. Shares of the Company's common stock subject to options held by the directors and executive officers that are exercisable within 60 days of April 12, 1999, are deemed outstanding for the purpose of computing their beneficial ownership individually and as a group. All individuals who acted as Chief Executive Officer for the Company during 1998, as well as the four other most highly compensated executive officers as of December 31, 1998, are included in this table. These individuals may be referred to collectively as the "Named Executive Officers".

                                                               Number of Shares Percent of
                                                                of MedPartners    Shares
 Name                                     Position Held         Common Stock(1) Outstanding
 ----                                     -------------        ---------------- -----------
 Edwin M. Crawford................. Chairman of the Board,
                                     President and Chief
                                     Executive Officer             3,775,340        1.9%
 Richard M. Scrushy................ Director, Former
                                     Chairman of the Board
                                     and Acting Chief
                                     Executive Officer             2,891,500(2)     1.4%
 Larry R. House.................... Former Chairman of the
                                     Board and Chief
                                     Executive Officer             5,413,115        2.7%
 John J. Arlotta................... President-Pharmaceutical
                                     Services                        138,418          *
 James H. Dickerson................ Director, Executive Vice
                                     President and Chief
                                     Financial Officer               459,340          *
 Edward L. Hardin, Jr.............. Executive Vice President
                                     and General Counsel             516,871          *
 Rosalio J. Lopez, M.D............. Director and Chief
                                     Medical Officer                 136,719          *
 Kristen E. Gibney................. Director                          18,500          *
 Roger L. Headrick................. Director                          86,250(2)       *
 Michael D. Martin................. Director                         196,000(2)       *
 Ted H. McCourtney................. Director                          94,841          *
 John S. McDonald, J.D............. Director                         358,281          *
 Walter T. Mullikin, M.D........... Director                         470,424          *
 Charles W. Newhall III............ Director                       1,540,000          *
 C.A. Lance Piccolo................ Director                       1,107,701(2)       *
 Larry D. Striplin, Jr............. Director                         182,100          *
 All executive officers & directors
  as a group (24 persons)..........                               17,915,173        8.5%

--------
 *less than one percent.
(1) The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority. Certain of the Company's directors and executive officers may disclaim beneficial ownership of certain shares included in the table and certain of the shares included in the table represent options to purchase shares, described as follows:
  . Mr. Crawford--includes options to purchase 3,750,340 shares;
  . Mr. Scrushy--includes options to purchase 575,000 shares, 250,000 shares held in trust for minor children and 1,098,500 shares held by HEALTHSOUTH Corporation ("HEALTHSOUTH"). Mr. Scrushy is Chairman of the Board and
    Chief Executive Officer of HEALTHSOUTH. Mr. Scrushy disclaims beneficial ownership of the shares held by HEALTHSOUTH;
  . Mr. House--includes options to purchase 4,589,376 pursuant to a Retirement Agreement dated January 16, 1998, the terms of which are being contested by the Company, and 257 shares in the Company 401(k) plan. The amount in the 401(k) is calculated by taking the funds in the account on December 31, 1998 and dividing by the market price on that day;
  . Mr. Arlotta--includes options to purchase 134,741 shares and 660 shares held by his son who does not reside in the same household for the majority of the year. Mr. Arlotta disclaims beneficial ownership of the shares held by his son;

  . Mr. Dickerson--includes options to purchase 434,340 shares;
  . Mr. Hardin--includes options to purchase 456,340 shares;
  . Dr. Lopez--includes options to purchase 37,650 shares and 81,293 shares held in trust for the benefit of Dr. Lopez and members of his family;
  . Ms. Gibney--includes options to purchase 8,500 shares;
  . Mr. Headrick--includes options to purchase 49,000 shares and 1,250 shares held by his wife;
  . Mr. Martin--includes options to purchase 159,000 shares;
  . Mr. McCourtney--includes options to purchase 40,000 shares;
  . Mr. McDonald--includes options to purchase 40,000 shares and 318,281 shares held by certain trusts for his benefit;
  . Dr. Mullikin--includes options to purchase 40,000 shares and 430,424 shares held by the Mullikin Family Trust U/D/T, dated February 10, 1976, for the benefit of Dr. Mullikin and members of his family;
  . Mr. Newhall--includes options to purchase 40,000 shares and 1,500,000 shares held by New Enterprise Associates VI, Limited Partnership ("NEA"). Mr. Newhall is a general partner of NEA Partners VI, Limited Partnership, which is the general partner of NEA. Mr. Newhall disclaims beneficial ownership of the shares held by NEA;
  . Mr. Piccolo--includes options to purchase 895,660 shares; and . Mr. Striplin--includes options to purchase 48,000 shares.
(2) Excludes options to purchase 4,000,000, 54,208, 520,000 and 628,466 shares that were held by Scrushy, Headrick, Martin and Piccolo respectively as of December 31, 1998 but were subsequently returned to the Company for cancellation in 1999.

Section 16(a) Beneficial Ownership Reporting Compliance

   Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, the Company believes that all of the Company's directors and executive officers complied during fiscal year 1998 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, with the exception of the failure of C. Clark Wingfield, Jr. and John J. Arlotta, who failed to file a Form 3 within ten days of their election as executive officers. These forms have been filed with the Securities and Exchange Commission. These late filings resulted from administrative oversights at the Company.

                             ELECTION OF DIRECTORS

   The Board of Directors is currently divided into three classes, each having a three-year term. The terms expire in successive years.

Class II Directors.

   The current three-year term of office of directors in Class II expires at the 1999 annual meeting. The Board of Directors proposes that the nominees described below be elected to Class II for a term of three years and until their successors are duly elected and qualified.

   Edwin M. Crawford, 50, was named Chairman of the Board in December 1998. He has served as President and Chief Executive Officer and a director of MedPartners since March 1998. From 1990 until March 1998, Mr. Crawford was with Magellan Health Services, Inc., a publicly-held specialty managed healthcare company, where he served as Chairman of the Board, President and Chief Executive Officer from 1993 until March 1998, and as President and Chief Operating Officer from 1992 until 1993. Mr. Crawford is also a director of Integrated Health Services, Inc.

   James H. Dickerson, Jr., 52, has been a member of the Board of Directors since February 1999. He joined MedPartners as Executive Vice President and Chief Financial Officer in May 1998. Prior to joining the Company, he was Senior Vice President and Chief Financial Officer of Aetna U.S. Healthcare from March 1994 until January 1998.

   Kristen E. Gibney, 50, has been a member of the Board of Directors since February 1999. From January 1994 until January 1997, she was the Corporate Vice President responsible for the Prescription Benefit Management business of Caremark International Inc. ("Caremark"), a subsidiary of the Company .

                         DIRECTORS CONTINUING IN OFFICE

Class III Directors.

   The terms of the following directors will expire at the 2000 annual meeting of the stockholders.

   C.A. Lance Piccolo, 58, has been Vice Chairman of the Company's Board of Directors since September 1996. He has been the President and CEO of HealthPic Consultants, Inc. since September 1996. From August 1992 until September 1996, he was Chairman of the Board of Directors and Chief Executive Officer of Caremark. From 1987 until November 1992, Mr. Piccolo was an Executive Vice President of Baxter International, Inc. ("Baxter") and from 1988 until November 1992, he served as a director of Baxter. Mr. Piccolo also serves as a director of Crompton and Knowles Corporation and Physician Dynamics, Inc.

   Rosalio J. Lopez, M.D., 46, has been a member of the Company's Board of Directors since November 1995. He has served as Chief Medical Officer of the Company since July 1997. Dr. Lopez has served as a director of Mullikin Medical Enterprises, L.P. ("MME") since 1989. He joined MME's principal professional corporation in 1984. He is also a director and shareholder of Mullikin Independent Physician Association, the Mullikin Practice Group, Inc. and Pacific Physician Services Medical Group, Inc. He is the Chairman of the Board of the Mullikin Practice Group.

   Ted H. McCourtney, 60, has been a member of the Company's Board of Directors since August 1993. He has been a general partner of Venrock Associates, a venture capital firm, since 1970. Mr. McCourtney is a member of the Board of Directors of NTL, Inc., Core Comm, Ltd. and Visual Networks, Inc., each of which is publicly-traded.

   Richard M. Scrushy, 46, has been a member of the Company's Board of Directors since January 1993. On January 16, 1998, Mr. Scrushy was elected Chairman of the Board and Acting Chief Executive Officer. He relinquished the Acting Chief Executive Officer position on March 16, 1998 upon the election of Mr. Crawford as President and Chief Executive Officer and relinquished the Chairman of the Board position in December 1998. Since 1984, Mr. Scrushy has been Chairman of the Board and Chief Executive Officer of HEALTHSOUTH, a publicly-traded healthcare company.

Class I Directors.

   The terms of the following directors will expire at the 2001 annual meeting of the stockholders.

   Roger L. Headrick, 62, has been a member of the Company's Board of Directors since September 1996. He is Managing General Partner of HMCH Ventures, a private venture capital investment partnership. He was the President and Chief Executive Officer of the Minnesota Vikings Football Club from January 1991 until August 1998. Additionally, since June 1989, Mr. Headrick has been President and Chief Executive Officer of ProtaTek International, Inc., a bioprocess and biotechnology company that develops and manufactures animal vaccines. Prior to 1989, he was Executive Vice President and Chief Financial Officer of The Pillsbury Company, a food manufacturing and processing company. Mr. Headrick also serves as a director of Crompton & Knowles Corporation, a publicly-traded company.

   Michael D. Martin, 38, became a member of the Company's Board of Directors on January 16, 1998. Mr. Martin joined HEALTHSOUTH in October 1989 as Vice President and Treasurer, was named Senior Vice President-Finance and Treasurer in February 1994 and Executive Vice President-Finance and Treasurer in May 1996. In October 1997, he was named Chief Financial Officer of HEALTHSOUTH, and in March 1998, he was named a director of HEALTHSOUTH. From 1983 through September 1989, Mr. Martin specialized in healthcare lending with AmSouth Bank N.A., Birmingham, Alabama, where he was a Vice President immediately prior to joining HEALTHSOUTH.

   Charles W. Newhall III, 54, has been a member of the Company's Board of Directors since September 1993. He has been a general partner of New Enterprise Associates, a venture capital firm, since 1978. Mr. Newhall is a member of the Board of Directors of HEALTHSOUTH, Integrated Health Services, Inc. and OPTA Food Ingredients, Inc., all publicly-traded companies. He is founder and Chairman of the Mid-Atlantic Venture Association, which was organized in 1988.

   John S. McDonald, J.D., 66, has been a member of the Company's Board of Directors since November 1995. Mr. McDonald was the Chief Executive Officer of the general partner of MME from March 1994 to November 1995, and he was an executive of Pioneer Hospital and related entities since 1967. Mr. McDonald was also a director, the Corporate Secretary and a shareholder of MME's general partner until November 1995. Mr. McDonald is a past president of the Unified Medical Group Association.

                               EXECUTIVE OFFICERS

   John J. Arlotta, 49, has been President-Pharmaceutical Services of the Company's Caremark Pharmaceutical Group, which includes the prescription services and therapeutic services divisions, since May 1998. From September 1997 until May 1998, he was Chief Operating Officer of Caremark Pharmaceutical Group. Mr. Arlotta joined the Company in 1996 as president of the therapeutic services division. From April 1986 until November 1996, Mr. Arlotta owned a durable medical equipment and consumable supplies business. From January 1972 until April 1986, Mr. Arlotta was employed in a number of sales, marketing and general management positions by Baxter, a publicly-traded healthcare company.

   Charles C. Clark, 49, has been Executive Vice President-Corporate Strategies since May 1998. From January 1997, when he joined the Company, until May 1998, he was Senior Vice President and Chief Tax Officer. Prior to joining the Company, Mr. Clark was with KPMG Peat Marwick for 21 years, having served as Tax Partner in charge of the Birmingham, Alabama office and leader of tax services for the Health Care & Life Sciences practice in the Southeast. Mr. Clark is a Certified Public Accountant holding memberships in the American Institute of Certified Public Accountants and the Alabama and Mississippi Societies of Certified Public Accountants.

   John M. Deane, 44, has been Executive Vice President and Chief Information Officer of the Company since May 1998. From January 1997 until May 1998, he served as Executive Vice President-Information Services. From December 1995 through January 1997, Mr. Deane was Vice President-Information Services and Chief Information Officer of Caremark Pharmaceutical Group, based in Northbrook, Illinois. From December 1992 to December 1995, Mr. Deane was Director, Information Services-Planning and Consulting for the Whirlpool Corporation. Prior to joining Whirlpool, he was a Senior Manager on large IS projects for Price Waterhouse's Management Consulting Services practice in the Midwest, where he led large IS engagements for various Fortune 100 companies.

   Edward L. Hardin, Jr., 58, has been Executive Vice President and General Counsel of the Company since June 1998. From September 1965 until June 1998, Mr. Hardin was engaged in the private practice of law in Birmingham, Alabama, where he was senior principal in the law firm of Hardin & Hawkins. Mr. Hardin is a member of the American Bar Association and the Alabama Bar Association. He has been selected as a member of the American Board of Trial Advocates and is a member of the Alabama Trial Lawyers Association, having served as its President in 1975-1976. Mr. Hardin is also a founding member of the Board of Directors of the American Sports Medicine Institute. After graduation from Birmingham Southern College in 1962, Mr. Hardin received a Juris Doctor degree from the University of Alabama School of Law, where he served on the Editorial Board of the Law Review.

   Edward J. Novinski, 39, has been Executive Vice President of Managed Care for the Company since September 1996. Prior to joining the Company, Mr. Novinski was most recently Vice President of Network Management for United HealthCare Corporation in its corporate office and held various other positions with United HealthCare from August 1986 to August 1996. Mr. Novinski was responsible for United HealthCare's network strategies for physician and hospital relationships which supported United HealthCare's diverse managed care product line. From 1977 to 1986, Mr. Novinski was with Lutheran General Health System in managerial and administrative positions including Director of Physician Practice Management for a large multi-specialty group.

   C. Clark Wingfield, Jr., 48, has been Executive Vice President and Chief Administrative Officer of the Company since September 1998. From October 1996 to September 1998, he served as Senior Vice President of Human Resources for the Company. Prior to joining MedPartners, he was Senior Vice President of Human Resources at Magellan Health Services, Inc. for ten years.

   Peter J. Clemens IV, 34, has been Senior Vice President of Finance and Treasurer of the Company since May 1998. From 1995 until May 1998, he was Vice President of Finance and Treasurer of the Company. From 1991 to 1995, Mr. Clemens worked in Corporate Banking with Wachovia Bank of Georgia, N.A. Mr. Clemens was with AmSouth Bank, N.A. from 1987 to 1989. He received a Masters Degree in Business Administration from Vanderbilt University in 1991.

   Sara J. Finley, 38, has been Senior Vice President, Assistant General Counsel and Corporate Secretary since August 1998. She joined MedPartners in November 1995 and previously served as Assistant General Counsel and as Vice President-Legal Services. She was Director of Legal Affairs at Flexel, Inc. in Atlanta (November 1993 to November 1995), a partner and associate at the Kutak Rock law firm in Atlanta (April 1987 to November 1993) and an associate with Maynard Cooper and Gale, P.C. in Birmingham, Alabama (October 1985 to April
1987). She is admitted to the Alabama State Bar and the State Bar of Georgia. Ms. Finley attended the University of Alabama (B.A., 1982) and Vanderbilt University School of Law (J.D., 1985).

   Howard A. McLure, 42, has been Senior Vice President and Chief Accounting Officer of the Company since June 1998. From 1995 to 1998, Mr. McLure was Senior Vice President and Controller at Magellan Health Services, Inc.

   Mark S. Weeks, 36, has been Vice President of Finance and Controller of the Company since June 1994. From 1985 to 1994, Mr. Weeks was with Ernst & Young LLP, most recently as Senior Manager. Mr. Weeks is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

                         EXECUTIVE COMPENSATION SUMMARY

   The following table sets forth information concerning total compensation earned or paid for services rendered to the Company during each of the last three fiscal years to the Chief Executive Officer, one former Acting Chief Executive Officer, one former Chief Executive Officer and the other Named Executive Officers.

                                                                   Long-Term
                                       Annual Compensation        Compensation
                                 -------------------------------- ------------
                                                                   Number of
                                                                     Stock      All Other
                          Fiscal                        Other       Options    Compensation
          Name             Year   Salary    Bonus    Compensation  Granted (6)      (7)
------------------------  ------ -------- ---------- ------------ ------------ ------------
Edwin M. Crawford (1)...   1998  $788,466 $3,000,000        (5)    6,501,000    $  232,781
 Chairman of the Board,    1997       --         --        --            --            --
 President And Chief       1996       --         --        --            --            --
 Executive Officer

Richard M. Scrushy (2)..   1998   110,101        --        --      5,500,000           --
 Former Chairman of the
  Board                    1997    16,000        --        --         25,000           --
 And Acting Chief
  Executive                1996    11,500        --        --         10,000           --
 Officer

Larry R. House (3)......   1998    38,988        --         (5)          --      7,031,905
 Former Chairman of the
  Board                    1997   935,712    582,525        (5)    2,161,376        37,149
 And Chief Executive
  Officer                  1996   717,852  1,980,604        (5)    2,700,000        25,000

John J. Arlotta.........   1998   370,674    431,696        (5)      261,001        80,665
 President                 1997   248,303     32,685        (5)      150,000         2,659
 Pharmaceutical Services   1996    23,653        --         (5)       50,000           109

James H. Dickerson, Jr.
 (4)....................   1998   250,005    500,000    68,995       401,000        33,356
 Executive Vice
  President, Chief         1997       --         --        --            --            --
 Financial Officer and
  Director                 1996       --         --        --            --            --

Edward L. Hardin, Jr....   1998   243,750    400,000        (5)      401,000       142,529
 Executive Vice
  President                1997       --         --        --         10,000           --
 And General Counsel       1996       --         --        --         10,000           --

Rosalio J. Lopez, M.D...   1998   438,486    212,500        (5)       62,500        84,022
 Chief Medical Officer     1997   384,881        --         (5)      120,000         1,734
 And Director              1996   325,093     46,033        (5)       85,000         2,153

--------
(1) Mr. Crawford's bonus amount includes a sign-on bonus of $1,000,000 and a year-end performance bonus of $2,000,000.
(2) Mr. Scrushy's salary includes $21,000 received as payment for outside Board of Directors' fees. He received $89,101 as salary during his tenure as Acting Chief Executive Officer. All salary reported for Mr. Scrushy in 1996 and 1997 was for payment of non-employee director fees.
(3) Mr. House resigned as Chairman of the Board and Chief Executive Officer on January 16, 1998. See "The Compensation Committee's Report on Executive Compensation" and "Certain Transactions".
(4) Mr. Dickerson received a sign-on bonus of $200,000 and a year-end performance bonus of $300,000. Other annual compensation shown for him includes $57,197 for relocation expenses.
(5) Dollar value of perquisites and other personal benefits was less than the lesser of $50,000 or 10% of the total annual salary and bonus reported for the listed officer.
(6) Mr. Crawford received a grant of options for 3,250,000 shares of common stock on March 18, 1998, and such options were deemed canceled and re-granted on August 6, 1998 pursuant to an amendment to his employment agreement. Mr. Scrushy returned 4,000,000 options to the Company for cancellation in 1999. Pursuant to the Voluntary Option Surrender Program, Mr. Arlotta and Dr. Lopez surrendered all of their 1996 and 1997 options except for 20,000 and 20,500 shares respectively. The 1998 amount for Mr. Arlotta and Dr. Lopez includes options for 60,001 and 61,500 shares, respectively, received pursuant to the Voluntary Option Surrender Program. See "Ten Year Option Repricings and Voluntary Option Surrender Program."

(7) The following amounts were paid for split dollar life insurance premiums:
    Mr. Crawford--$216,533; Mr. House--$282,423; Mr. Arlotta--$39,860; Mr.
    Dickerson--$32,180; Mr. Hardin--$141,029; and Dr. Lopez--$41,555. Mr.
    House's amount includes payments totaling $6,656,196 pursuant to his Retirement Agreement. See "The Compensation Committee's Report on Executive Compensation" and "Certain Transactions". The following amounts were imputed income received for insurance premiums: Mr. Crawford--$1,524; Mr. House--$10,066; Mr. Arlotta--$3,305, $2,659 and $109 for 1998, 1997 and
    1996, respectively; Mr. Dickerson--$1,176; Mr. Hardin--$1,500; and Dr. Lopez--$4,967, $1,734 and $1,403 for 1998, 1997 and 1996, respectively. The following payments were made under the Executive Flexible Benefit Plan: Mr. House--$75,000; Mr. Arlotta--$37,500; and Dr. Lopez--$37,500. Long-term disability coverage was paid for Mr. Crawford--$14,724 and Mr. House -- $8,220. Dr. Lopez's 1996 amount includes $750 contributed to the Company 401(k) Plan.

                         OPTION GRANTS FOR FISCAL 1998

   The following table sets forth information with respect to option grants to the Named Executive Officers during fiscal 1998 and the potential realizable value of such stock option grants.

   The potential realizable value is calculated based on the term of the option at its time of grant (10 years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

                                                                                Potential
                                                                             Realizable Gain
                                                                          ---------------------
                                       % of Total
                          Number of  Options Granted Exercise
                           Options   to Employees in   Price   Expiration
          Name            Granted(1)   Fiscal Year   ($/Share)    Date      5% ($)    10% ($)
------------------------  ---------- --------------- --------- ---------- ---------- ----------
Edwin M. Crawford.......  3,250,000         22%       $10.00   Cancelled           0          0
                          3,250,000         22%       $ 3.25     3/17/08  52,302,652 89,539,748
                              1,000         *         $ 3.00     9/20/08       1,886      4,781

Richard M. Scrushy......  4,000,000         27%       $ 9.00   Cancelled           0          0
                          1,500,000         10%       $ 3.25    10/18/08     775,228  4,122,044

Larry R. House..........        --         --            --          --          --         --

John J. Arlotta.........    261,001        1.7%       $ 3.00     9/20/08     492,426  1,247,905

James H. Dickerson,
 Jr.....................    400,000        2.7%       $ 3.25      8/6/08     817,563  2,071,865
                              1,000         *         $ 3.00     9/20/08       1,886      4,781

Edward L. Hardin,
 Jr.....................    400,000        2.7%       $ 3.25      8/6/08     817,563  2,071,865
                              1,000         *         $ 3.00     9/20/08       1,886      4,781

Rosalio J. Lopez, M.D...     62,500         *         $ 3.00     9/20/08     117,917    298,826

--------
*  Less than one percent.
(1) . Mr. Crawford's 3,250,000 options granted at $10.00 per share on March 18, 1998 were cancelled and re-granted at $3.25 per share on August 6, 1998 pursuant to an amendment to his employment agreement. The 3,250,000 options vest as follows: 1,250,000 vested on March 18, 1998, and the remaining 2,000,000 shares vested upon the completion of the sale of the Company's contract services division on March 12, 1999. The 1,000 option grant vested 34% on September 21, 1998 and will vest 33% on each anniversary in 1999 and 2000.
 . Mr. Scrushy's 4,000,000 options granted at $9.00 per share were returned to the Company for cancellation. The 1,500,000 options vested 34% on the grant date and 33% on each anniversary in 1999 and 2000. The vesting may be accelerated to 100% upon the sale of the Company's Team Health business, its operations at Kelsey-Seybold Clinic in Houston, Texas and its operations at DuPage Medical Group and Suburban Heights in the Chicago, Illinois area.
 .  Mr. Arlotta's 261,001 options vested 34% on September 21, 1998 and will vest
   33% on each anniversary in 1999 and 2000.
 . Mr. Dickerson's 400,000 options vested 34% on September 21, 1998, and the remaining shares vested upon the completion of the sale of the Company's contract services division March 12, 1999. The 1,000 option grant vested 34% on September 21, 1998 and will vest 33% on each anniversary in 1999 and 2000.
 . Mr. Hardin's 400,000 options vested 34% on September 21, 1998 and the remaining shares vested upon the completion of the sale of the Company's contract services division on March 12, 1999. The 1,000 option grant vested 34% on September 21, 1998, and will vest 33% on each anniversary in 1999 and 2000.

 .  Dr. Lopez's 62,500 options vested 34% on September 21, 1998 and will vest
   33% on each anniversary in 1999 and 2000.
   With the exception of Mr. Scrushy, Mr. Crawford, Mr. Hardin and Mr. Dickerson's special vesting arrangements with respect to certain of their options, all other options granted to Named Executive Officers in 1998 contain the following accelerated vesting feature: if during the first year anniversary of the option grant date, the stock price of the Company's common stock closes at or above $12.00 for any twenty out of thirty consecutive trading days, the 33% of the options due to vest on the first anniversary of the option grant date shall vest immediately at the end of such 20th day; and, if during the second year after the option grant date, the stock closes at or above $18.00 for any twenty out of thirty consecutive trading days, the 33% options due to vest on the second anniversary of the option grant date shall vest immediately at the end of such 20th day.

                       OPTION VALUES ON DECEMBER 31, 1998

                                                        Value of Unexercised
                              Number of Unexercised     In-the-Money Options
                                Options 12/31/98             12/31/98(1)
                            ------------------------- -------------------------
           Name             Exercisable Unexercisable Exercisable Unexercisable
--------------------------- ----------- ------------- ----------- -------------
Edwin M. Crawford..........  1,250,340    2,000,660   $2,500,765   $4,001,485
Richard M. Scrushy (2).....  4,553,000    1,007,000   $1,146,250   $1,980,000
Larry R. House.............  4,589,376          --           --           --
John J. Arlotta............     96,741      184,260   $  199,667   $  387,585
James H. Dickerson, Jr.....    136,340      264,660   $  272,765   $  529,485
Edward L. Hardin, Jr.......    154,340      276,660   $  272,765   $  529,485
Rosalio J. Lopez, M.D......     37,550       45,450   $   47,812   $   92,812

--------
(1) In accordance with Securities and Exchange Commission rules, values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $5.25, the closing price reported on the New York Stock Exchange on December 31, 1998.
(2) 4,000,000 shares were returned by Mr. Scrushy to the Company for cancellation in 1999.

   None of the Named Executive Officers exercised any stock options in 1998.

       TEN YEAR OPTION REPRICINGS AND VOLUNTARY OPTION SURRENDER PROGRAM

   The Compensation Committee and the Board of Directors believes that the future growth and success of the Company is dependent upon the ability to attract and retain its executive officers and other key employees.

   Option Repricings. The Company, in 1996, repriced all options granted during the period February 22, 1995 through July 23, 1996. All outstanding options having a share value in excess of $16.625 were repriced to $16.625 per share.

   Voluntary Option Surrender Program. In fiscal 1998, the Compensation Committee provided Company employees with the Voluntary Option Surrender Program pursuant to which employees holding stock options ("Old Options") could voluntarily surrender and relinquish 90% of their existing Old Options and receive new options ("New Options") at a rate of one New Option for (i) each three Old Options surrendered with an exercise price of $15.00 or above and
(ii) each two Old Options with an exercise price under $15.00. Employees who participated in the Voluntary Option Surrender Program were required to surrender 90% of their outstanding Old Options in order to receive New Options. Old Options surrendered were exchanged for New Options based on such ratios at $3.00 a share and subject to certain limitations, vested (i) 34% on the date of grant, (ii) 33% on the first anniversary of the grant and (iii) 33% on the second anniversary of the grant. See "The Compensation Committee's Report on Executive Compensation".

   Shown below is information with respect to the amendment to Mr. Crawford's employment agreement, which was deemed to be a cancellation and re-grant of the options thereunder, the Voluntary Option Surrender Program and the repricing of stock options previously granted to any executive officer of the Company since it became publicly-traded.

                                                                                                             Length of Original
                                Date of                                                                         Option Term
                               Repricing,             Market Price at            Exercise Price at           Remaining at Date
                               Surrender   Original  Time of Repricing, Options  Time of Repricing,   New      of Repricing,
                                   or       Number      Surrender or     at New     Surrender or    Exercise    Surrender or
          Name                 Amendment  of Options     Amendment      Price(1)     Amendment       Price       Amendment
------------------------       ---------- ---------- ------------------ -------- ------------------ -------- ------------------
John J. Arlotta.........        9/21/98      25,000       $ 3.00         60,001       $18.00         $3.00   8 years, 219 days
                                9/21/98     125,000                                   $18.50                 8 years, 240 days
                                9/21/98      50,000                                   $20.875                8 years,  58 days

Charles C. Clark........        9/21/98      65,000        $3.00         46,500       $18.50         $3.00   8 years, 240 days
                                9/21/98      90,000                                   $18.625                8 years, 132 days

Peter J. Clemens IV.....        9/21/98      40,000        $3.00         44,250       $16.625        $3.00   7 years, 306 days
                                9/21/98      77,500        $3.00                      $18.50         $3.00   8 years, 240 days
                                9/21/98      20,000        $3.00                      $18.625        $3.00   8 years, 132 days
                                7/24/96      15,000       $16.625                     $27.25        $16.625  9 years, 120 days
                                7/24/96      10,000       $16.625                     $25.75        $16.625  9 years, 260 days

Edwin M. Crawford.......         8/7/98   3,250,000        $3.75                      $10.00         $3.25   9 years, 178 days

John M. Deane...........        9/21/98      13,068        $3.00         57,824       $15.397        $3.00   7 years,  82 days
                                9/21/98     100,000        $3.00                      $18.50         $3.00   8 years, 240 days
                                9/21/98      60,000        $3.00                      $18.625        $3.00   8 years, 132 days
                                9/21/98      10,000        $3.00                      $19.875        $3.00   8 years,  46 days

Sara J. Finley..........        9/21/98      20,000        $3.00         19,500       $16.625        $3.00   7 years, 306 days
                                9/21/98      20,000        $3.00                      $18.50         $3.00   8 years, 240 days
                                9/21/98      15,000        $3.00                      $18.625        $3.00   8 years, 132 days
                                9/21/98      10,000        $3.00                      $19.875        $3.00   7 years, 349 days
                                7/24/96      10,000       $16.625                     $27.25        $16.625  9 years, 120 days
                                7/24/96      10,000       $16.625                     $25.75        $16.625  9 years, 260 days

Rosalio J. Lopez........        9/21/98      50,000        $3.00         61,500       $16.625        $3.00   7 years, 306 days
                                9/21/98     100,000        $3.00                      $18.50         $3.00   8 years, 240 days
                                9/21/98      20,000        $3.00                      $18.625        $3.00   8 years, 132 days
                                9/21/98      35,000        $3.00                      $19.875        $3.00   7 years, 349 days
                                7/24/96      30,000       $16.625                     $27.25        $16.625  9 years, 120 days
                                7/24/96      20,000       $16.625                     $25.75        $16.625  9 years, 260 days

Edward J. Novinski......        9/21/98     100,000        $3.00         64,500       $16.625        $3.00   7 years, 306 days
                                9/21/98     100,000        $3.00                      $18.625        $3.00   8 years, 132 days
                                9/21/98      15,000        $3.00                      $18.50         $3.00   8 years, 240 days

Richard M. Scrushy......        7/24/96      10,000       $16.625                     $28.25        $16.625  9 years, 129 days

Mark S. Weeks...........        9/21/98      25,000        $3.00         47,850       $16.625        $3.00   7 years, 306 days
                                9/21/98      72,500        $3.00                      $18.50         $3.00   8 years, 240 days
                                9/21/98      40,000        $3.00                      $18.625        $3.00   8 years, 132 days
                                9/21/98      15,000        $3.00                      $19.875        $3.00   7 years, 349 days
                                7/24/96      15,000       $16.625                     $27.25        $16.625  9 years, 120 days
                                7/24/96      10,000       $16.625                     $25.75        $16.625  9 years, 260 days

C. Clark Wingfield,
 Jr.....................        9/21/98      50,000        $3.00         40,500       $18.50         $3.00   8 years, 240 days
                                9/21/98      20,000        $3.00                      $18.625        $3.00   8 years. 132 days
                                9/21/98      40,000        $3.00                      $19.875        $3.00   8 years,  46 days
                                9/21/98      25,000        $3.00                      $20.375        $3.00   8 years, 104 days

William R. Dexheimer (2)..      7/24/96      40,000       $16.625                     $27.25        $16.625  9 years, 120 days
                                7/24/96     100,000       $16.625                     $25.75        $16.625  9 years, 260 days

Larry R. House (2)......        7/24/96     500,000       $16.625                     $27.25        $16.625  9 years, 120 days
                                7/24/96     600,000       $16.625                     $25.75        $16.625  9 years, 260 days

J. Brooke Johnston, Jr. (2)..   7/24/96      20,000       $16.625                     $27.25        $16.625  9 years, 120 days
                                7/24/96      75,000       $16.625                     $25.75        $16.625  9 years, 260 days

Harold O. Knight, Jr.
 (2)....................        7/24/96     150,000       $16.625                     $27.25        $16.625  9 years, 120 days
                                7/24/96     150,000       $16.625                     $25.75        $16.625  9 years, 260 days

H. Lynn Massingale (2)..        9/21/98      23,000        $3.00         60,000       $16.625        $3.00   7 years, 306 days
                                9/21/98      75,000        $3.00                      $18.50         $3.00   8 years, 240 days
                                9/21/98     102,000        $3.00                      $18.625        $3.00   8 years, 132 days
                                7/24/96      23,000       $16.625                     $25.75        $16.625  9 years, 260 days

J. Rodney Seay (2)......        7/24/96      40,000       $16.625                     $27.25        $16.625  9 years, 120 days
                                7/24/96     100,000       $16.625                     $25.75        $16.625  9 years, 240 days

Tracy P. Thrasher (2)...        7/24/96     100,000       $16.625                     $27.25        $16.625  9 years, 120 days
                                7/24/96     150,000       $16.625                     $25.75        $16.625  9 years, 260 days

Mark L. Wagar (2).......        7/24/96     250,000       $16.625                     $27.25        $16.625  9 years, 128 days
                                7/24/96     150,000       $16.625                     $25.75        $16.625  9 years, 240 days

-------
(1) Options listed are the total amount of new options received for all shares surrendered on September 21, 1998.
(2) These executive officers were no longer employed by the Company as of April 12, 1999.

                  THE BOARD OF DIRECTORS AND BOARD COMMITTEES

How are Directors compensated?

   Directors who are employees of the Company are not compensated for their additional services as directors. Each non-employee director receives $3,000 for each board meeting attended in person, and $1,000 for each board meeting attended by telephone. Board members who serve on the Audit and Compensation Committees receive $1,000 for each committee meeting attended in person. Non-employee directors also receive an annual stock option grant for 25,000 shares of MedPartners common stock. Because this grant was not made in 1998, the 1999 grant to each director serving in 1998 and 1999 was for 50,000 shares.

   On October 19, 1998, after observing the scope of duties and the amount of professional time which the Strategic Planning Committee members were expected to devote to the Company, the Compensation Committee granted stock options to each of the four non-employee directors serving on the Strategic Planning Committee. The Compensation Committee determined that in light of the critical role of the Strategic Planning Committee in determining the Company's strategic direction and in creating value for the Company's stockholders, the appropriate form of compensation for the Strategic Planning Committee members should be stock options, which tie the incentive and rewards of the Strategic Planning Committee to appreciation in the price of the Company's common stock for the benefit of all stockholders. The options, which have an exercise price of $3.25, vested 34% on the date of grant and will vest 33% on each anniversary in 1999 and 2000, and were granted in the following amounts:

      . Mr. Scrushy................................................... 1,500,000
      . Mr. Piccolo...................................................   500,000
      . Mr. Martin....................................................   400,000
      . Mr. Headrick..................................................    50,000

The vesting of these options will be accelerated to 100% upon the sale of the Company's Team Health business, its operations at Kelsey-Seybold Clinic in Houston, Texas and its operations at Du Page Medical Group and Suburban Heights in the Chicago, Illinois area.

How often did the Board meet during 1998?

   The Board of Directors met in person or by telephone 16 times during 1998. Each director attended more than 75% of the total number of meetings of the Board and Board Committees on which they served.

What Committees has the Board established and what are their responsibilities?

   The Board of Directors has established the Audit, Strategic Planning, Compensation, and Nominating Committees. The Executive Committee was terminated in August 1998.

   Audit Committee. Mr. McCourtney is the Chairman of the Audit Committee, and Mr. Martin and Mr. Piccolo serve as members. The Audit Committee met four times in 1998. Its duties include:

 .    Making recommendations to the Board of Directors with respect to the
     Company's financial statements and the appointment of independent auditors;

 .    Reviewing significant audit and accounting policies and practices;

 .    Meeting with the Company's independent accountants on matters such as the scope of audits and reports; and

 .    Reviewing the performance of overall accounting and financial controls of the Company.

   Strategic Planning Committee. The Strategic Planning Committee was formed in August 1998. Mr. Crawford is the Chairman of the Strategic Planning Committee, and Mr. Headrick, Mr. Martin, Mr. Piccolo, and Mr. Scrushy serve as members. The Strategic Planning Committee met two times in 1998. Its duties include:

 .    Consulting with outside advisors as appropriate to facilitate informed judgments concerning the strategic direction of the Company;

 .    Evaluating analyses and recommendations from outside advisors concerning the strategic direction of the Company;

 .    Making recommendations to the Board of Directors concerning the Company's future business plans and objectives, including possible divestiture and acquisition plans;

 .    Advising the Board of Directors with respect to efforts to maximize shareholder value; and

 .    Monitoring the progress of the Company's divestiture of its PPM operations previously recommended by the Strategic Planning Committee.

   Compensation Committee. Mr. Newhall is the Chairman of the Compensation Committee, and Mr. Striplin, Mr. McDonald, and Mr. Headrick serve as members. The Compensation Committee met eight times in 1998. Its duties include:

 .    Recommending compensation and benefit programs for the Company to the
     Board of Directors;

 .    Administering the Company's stock option plans;

 .    Reviewing the performance of the officers of the Company;

 .    Setting executive compensation levels; and

 .    Reporting to the stockholders about executive compensation.

   Nominating Committee. The Nominating Committee was formed in March 1999. Mr. Crawford is the Chairman, and Mr. Scrushy and Mr. Piccolo serve as members. The duty of the Nominating Committee is to select a slate of nominees for the Board of Directors, to be voted on at the 1999 annual meeting. The Company does not have a standing nominating committee. The nominating committee may consider shareholder nominees for the Board of Directors if submitted in accordance with the Company's Bylaws.

         THE COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

Who determines executive compensation?

   The Compensation Committee determines each executive officer's compensation. The Compensation Committee makes recommendations to the Board of Directors about appropriate levels of compensation for specific individuals and compensation and benefit programs for the Company as a whole. These recommendations are based on several factors, including:

 .    Enabling the Company to compete effectively for the services of qualified officers and key employees;

 .    Giving such officers and employees appropriate incentives to pursue the maximization of long-term stockholder value; and

 .    Recognizing the success of such officers and employees in achieving both qualitative and quantitative goals for the benefit of the Company and its stockholders.

What is the Company's compensation philosophy?

   The Company's executive compensation program is structured and administered to support the Company's business mission. Historically, that mission focused on the efficient and effective delivery of physician practice management services, prescription benefit management and therapeutic pharmaceutical services and other related healthcare services, generating favorable returns for its stockholders in the process. In light of the decisions made in 1998 to discontinue operations in certain divisions of the Company, the Compensation Committee has engaged a compensation consulting company to review the current compensation philosophy. The basic principles of the philosophy, however, will remain the same. The program is designed to provide three types of compensation:

 .    Base salaries that represent competitive compensation for the Company's executive officers;

 .    Cash incentive compensation, or bonuses; and

 .    Equity-based incentive compensation, or stock options.

   These compensation components are described in detail below:

   Base Salary. Each executive officer's annual base salary, including the base salary of the Chief Executive Officer, is based primarily upon the competitive market for the executive officer's services. It is the Compensation Committee's goal that the Company pay market level compensation for market level performance. The Compensation Committee therefore considers the levels of compensation paid by other companies in determining appropriate levels of compensation for the Company's executives. Base salary decisions, however, are not targeted to specific levels of compensation paid by other companies.

   The Compensation Committee also evaluates certain qualitative factors relating to the executive officer's performance during the preceding year, including:

 .    Experience;

 .    Responsibilities assumed;

 .    Demonstrated leadership ability;

 .    Overall effectiveness;

 .    The level of an executive's compensation in relation to other executives in the Company with the same, more or less responsibilities; and

 .    The performance of the executive's division or group in relation to established operating budgets.

   Compensation arrangements for executive officers are often set forth in employment contracts with specified terms. See "How are the employment agreements between the Company and the Named Executive Officers structured?" below.

   Bonuses. In addition to base salary, the Compensation Committee recommends cash bonuses for executives of the Company, based upon the performance of the Company and the success of each executive in meeting qualitative and quantitative performance goals on an annual basis. Individual cash incentive bonuses are not determined according to a set formula, but are determined on a basis that takes into account each executive's success in achieving standards of performance established by the Board of Directors and such executive's superiors. These standards may or may not be quantitative. Bonus determinations are made on a case-by-case basis, and there is no fixed relationship between any particular performance factor and the amount of a given executive's bonus. In addition to the annual bonus review, the Compensation Committee also believes that exceptional performance by an executive related to specific projects or goals set by the Board of Directors and senior management should be rewarded with special cash bonuses that are awarded from time to time, as circumstances indicate.

   Stock Options. The Company has, since inception, used stock option award grants as a tool to encourage its executives to work to meet the Company's operational goals and maximize long-term stockholder value. Because the value of stock options granted to an executive is directly related to the Company's success in enhancing its market value over time, the Compensation Committee feels that such grants align the interests of management and stockholders. Under the Company's various stock option plans, specific grants are determined by taking into account:

 .    An executive's current responsibilities;

 .    His or her historical performance;

 .    The desirability of his or her long-term services; and

 .    His or her perceived contributions to the Company's results of operations and growth.

   Stock option award grants are also used to provide an incentive to newly promoted officers at the time that they are asked to assume greater responsibilities. In determining whether to make a grant, the Compensation Committee considers prior grants of stock options and shares of the Company's common stock currently held, as well as the recipient's success in meeting operational goals and the recipient's level of responsibility. However, no fixed formula is used to determine particular grants. The Compensation Committee believes that the opportunity to acquire a significant equity interest in the Company is a strong motivation for the Company's executives to pursue the long-term interests of the Company and its stockholders, and promotes longevity and retention of key executives.

How are the employment agreements between the Company and the Named Executive Officers structured?

   Mr. Arlotta. Mr. Arlotta's employment agreement, which became effective on September 20, 1997, provides that he will serve as Chief Operating Officer of Caremark Pharmaceutical Group until December 31, 1999. He has since been promoted to President-Pharmaceutical Services. The term will automatically be extended for an additional year on that date and on each subsequent anniversary, unless either Mr. Arlotta or the Company gives at least sixty days written notice of its intent to terminate the agreement. The agreement provides for an annual base salary, $370,674 in 1998, to be reviewed annually by the President of the Company. In addition, Mr. Arlotta is eligible to receive an annual performance bonus, with a current target of up to 75% of his base salary.

   Mr. Dickerson. Mr. Dickerson's employment agreement, which became effective on May 7, 1998, provides that he will serve as Executive Vice President and Chief Financial Officer of the Company for a three-year term. The agreement provides for an annual base salary of $400,000, subject to periodic review by the Board of Directors or a Committee of the Board. As an inducement to enter into the agreement, Mr. Dickerson received a signing bonus of $100,000 and a grant of 400,000 stock options. Mr. Dickerson is eligible to receive a bonus of up to 100% of his annual base salary, based on his performance, at the discretion of the Chief Executive Officer.

   Mr. Hardin. Mr. Hardin's employment agreement, which became effective on June 16, 1998, provides that he will serve as Executive Vice President and General Counsel of the Company until June 30, 2001. The agreement provides for an annual base salary of $450,000, subject to periodic review by the Board of Directors or a Committee of the Board. As an inducement to enter into the agreement, Mr. Hardin received a grant of 400,000 stock options. Mr. Hardin is eligible to receive a bonus of up to 100% of his base salary, based on his performance, at the discretion of the Chief Executive Officer.

   Dr. Lopez. Dr. Lopez entered into an employment agreement with the Company effective March 15, 1998. The agreement provides that he will serve as Chief Medical Officer of the Company until December 31, 2000, and will hold similar offices with the Company's subsidiaries and affiliates during that time. The term will be automatically extended for an additional year on December 31, 2000 and on each subsequent anniversary, unless either Dr. Lopez or the Company gives at least ninety days written notice of intent to terminate the agreement. The agreement provides for an annual base salary, $414,486 in 1998, to be reviewed annually by the Chief Executive Officer of the Company. In addition, Dr. Lopez is eligible to receive an annual performance bonus of up to 50% of his annual base salary.

   Each of these officers is also eligible for other benefits customary for employees and officers. Each agreement further provides that any payment by MedPartners to the officer which is subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code shall be "grossed up" so that the officer retains an amount of the "gross up" payment equal to the excise tax imposed on the original payment. The agreements also contain provisions regarding pay and benefits upon certain termination events which are normally found in executive employment agreements. The chart below describes the various provisions for each officer depending on the reason for termination. The terms "Cause," "Change in Control," "Disability," and "Good Reason" are all used as defined in the respective employment agreements.

                                          Termination due
                         Termination for  to death,        Termination not
                         Cause or with    Disability, or   for Cause or with      Termination due to a
Named Executive Officer  Good Reason      retirement       out Good Reason        Change in Control
------------------------ ---------------- ---------------- ---------------------- ----------------------

Mr. Arlotta............. All rights under All rights under Continued payment      Immediate vesting
                         the agreement    the agreement    of salary and          of all stock options.
                         terminated.      terminated.      bonuses for two years;
                                                           continued benefits
                                                           for the remainder
                                                           of the term;
                                                           immediate vesting of
                                                           all stock options.



Mr. Dickerson........... All rights under Salary and       Salary and bonuses     Salary and bonuses
                         the agreement    bonuses for      for the remainder      for the remainder
                         terminated.      the remainder    of the term in a       of the term
                                          of the term in a lump sum;              in a lump sum;
                                          lump sum.        continued benefits     continued benefits
                                                           for the remainder      for the remainder
                                                           of the term.           of the term.

Mr. Hardin.............. All rights       Salary and       Salary and bonuses     Salary and bonuses
                         under the        bonuses for the  for the remainder of   for the remainder
                         agreement        remainder of     the term in a lump     of the term in a
                         terminated.      the term in      sum; continued         lump sum; continued
                                          a lump sum.      benefits for the       benefits for the
                                                           remainder of           remainder of the term.
                                                           the term.


Dr. Lopez............... Continued        Six months       Continued payment      Lump sum payment
                         payment          salary in a      of salary and          equal to three times
                         of salary for    lump sum;        bonuses for three      base salary and three
                         six months.      immediate        years; continued       times bonus for the
                                          vesting          benefits for three     year of termination;
                                          of all stock     years; immediate       immediate vesting
                                          options.         vesting in all         of all stock options.
                                                           stock options.


   The employment agreement between the Company and Mr. Crawford is described below in "How is the Chief Executive Officer compensated?"


What Compensation Committee interlocks and insider participation does the Company have?

   In connection with the acquisition of MME, the Company entered into a Termination Agreement and a Consulting Agreement with Mr. McDonald pursuant to which Mr. McDonald is entitled to receive certain payments. These agreements are discussed below in "Certain Transactions--MME Acquisition Agreements."

How is the Company addressing Internal Revenue Code limits on deductibility of compensation?

   Section 162(m) of the Code generally disallows a tax deduction to publicly-held corporations for compensation in excess of $1,000,000 in any taxable year that is paid to a corporation's chief executive officer or to the four most highly compensated executive officers. Compensation in excess of $1,000,000 continues to be deductible if that compensation is "performance based" within the meaning of Section 162(m) of the Code. Various criteria must be satisfied to meet the "performance based" standard including, among others, requirements to determine whether members of the Compensation Committee are "outside" directors and limitations regarding the maximum number of shares subject to options that can be awarded under any option plan to an executive during a specified time.

   The Compensation Committee of the Board of Directors has decided, in certain cases, to award compensation that does not meet the requirements for deductibility under Section 162(m). The Compensation Committee believes it is sometimes necessary to award compensation based on performance and competitive factors rather than tax or legislative policy. A portion of the compensation awarded to certain Named Executive Officers in 1998 does not meet the deductibility requirements of Section 162(m). The Board and the Compensation Committee reserve the authority to award non-deductible compensation in circumstances they deem appropriate.

What stock option modifications have occurred?

   The Compensation Committee and the Board of Directors believe that the future growth and success of the Company is dependent upon the ability to attract and retain its executive officers and other key employees. The Voluntary Option Surrender Program was proposed and approved by the Compensation Committee because the stock options outstanding under the Company's various option plans in 1998 were of little or no value, which was causing a negative effect upon employee motivation. Another primary factor considered by the Compensation Committee in adopting the Voluntary Option Surrender Program was the risk of employee attrition. During fiscal 1998, all active employees of the Company as of September 21, 1998, were entitled to participate in the Voluntary Option Surrender Program. Under the program, optionees were permitted to surrender 90% of their current options with an exercise price of $15.00 or above on a 3 for 1 basis and options with an exercise price of less than $15.00 were surrendered 2 for 1. The exercise price for options issued to all employees under the Voluntary Option Surrender Program was $3.00 per share, the market value of the Company's common stock on September 21, 1998. A total of 5,168,298 options were surrendered, and 1,846,457 options were issued under the Voluntary Option Surrender Program.

   In August, the Compensation Committee cancelled the 3,250,000 options which were granted to Mr. Crawford in March 1998. The Compensation Committee granted Mr. Crawford new options to purchase 3,250,000 shares of common stock at $3.25 per share, the market price of the Company's common stock on August 7, 1998. The Compensation Committee determined the cancellation and subsequent grant to Mr. Crawford was necessary to provide Mr. Crawford with the performance incentives which the March 1998 grant was intended to provide him.

How is the Chief Executive Officer compensated?

   Mr. Crawford's employment agreement provides that he will be employed as the Company's President and Chief Executive Officer for a five-year term beginning March 18, 1998. The term will be automatically extended for an additional year on each anniversary unless MedPartners gives Mr. Crawford written notice of non-extension at least 30 days prior to March 18. The agreement provides for an annual base salary of not less than $1,000,000, subject to increase at the discretion of the Compensation Committee.

   As an inducement to join MedPartners, Mr. Crawford received a sign-on bonus of $1,000,000, subject to partial repayment if he voluntarily terminates his employment before March 18, 2000, for any reason other than Good Reason, as defined in the agreement. Mr. Crawford also received a stock option grant of 3,250,000 shares priced at $10 per share. In order to provide additional incentive to Mr. Crawford and to assist in retention of his management talents and expertise, this grant was cancelled and regranted at a price of $3.25 per share in

August 1998 pursuant to an amendment to his employment agreement. See "What Stock Option Modifications have Occurred?" above. 1,250,000 of Mr. Crawford's options vested on March 18, 1998, and the remaining shares vested upon the completion of the sale of the Company's contract services division on March 12, 1999.

   As discussed above in "What is the Company's Compensation Philosophy?", the Compensation Committee has determined that equity-based incentive compensation will motivate the Company's executive officers to achieve strategic business objectives over the long-term, thereby aligning the interests of the Company's executives with those of the stockholders. In light of that philosophy, Mr. Crawford was entitled to receive 500,000 stock options when the MedPartners 1998 target performance goals were met. In addition, Mr. Crawford is eligible to receive an annual cash incentive bonus of up to two times his base salary, subject to increase at the discretion of the Board of Directors. The payment of this bonus is dependent upon the Company's achievement of certain target performance goals for each year. Mr. Crawford is eligible for other benefits customarily found in executive employment agreements. His employment agreement also contains provisions regarding pay and benefits upon certain termination events. If the agreement is terminated for Cause or without Good Reason, as defined in the agreement, all rights under the agreement terminate upon such termination. If Mr. Crawford is terminated for reason other than Cause or if he terminates for Good Reason, he is entitled to a lump-sum payment equal to base salary and bonuses for the longer of the remainder of the term of his agreement or three years, and immediate vesting of all stock options. In the case of disability, all of Mr. Crawford's stock options will immediately vest. In the case of death, Mr. Crawford's estate is entitled to a lump-sum payment equal to his base salary and bonuses for the longer of the remainder of the term of his agreement or three years, and immediate vesting of all stock options.

   Mr. Scrushy became Acting Chief Executive Officer on January 19, 1998. He was paid a base annual salary of $500,000, and received a grant of 4,000,000 stock options. Mr. Scrushy has since returned those options to the Company for cancellation. Mr. Scrushy resigned as Acting Chief Executive Officer on March 18, 1998, when Mr. Crawford became President and Chief Executive Officer.

   The Company had a five-year employment agreement with Mr. House which was terminated upon his resignation on January 16, 1998. The agreement provided for a base salary of $935,700, and an annual bonus of up to $776,700, based on the achievement of certain performance standards established by the Compensation Committee. Mr. House was also eligible for other customary benefits provided in executive employment agreements. At the time of his resignation, Mr. House entered into a retirement agreement which provided for a consulting arrangement upon his termination with the Company. This retirement agreement, the terms of which are being disputed by the Company, is described in "Certain Transactions," below.

COMPENSATION COMMITTEE

Charles W. Newhall III
Larry D. Striplin, Jr.
John S. McDonald, J.D.
Roger L. Headrick

                              CERTAIN TRANSACTIONS

MME Acquisition Agreements

   Termination Agreements. In connection with the MME Acquisition in November 1995, the Company and each of Dr. Mullikin, and Mr. McDonald, entered into a Termination Agreement that terminated their previous employment agreements with MME, in exchange for certain payments and other benefits. These payments and benefits included a lump sum payment of $1,064,000 in the case of Dr. Mullikin, and $796,000 in the case of Mr. McDonald, continuation of certain fringe benefits and perquisites for 36 months, certain other payments from the Company, a trust set up by the Company to fund the remainder of MME's pension obligations to Dr. Mullikin (or to Dr. Mullikin's spouse, should she survive him) and Mr. McDonald, payment of all health and medical care (including prescriptions) for Dr. Mullikin and his spouse and Mr. McDonald for the remainder of their lives through a Company-sponsored health insurance plan, a death payment benefit to be paid to Dr. Mullikin's designated beneficiary or estate of $2,700,000, and certain other benefits. The amounts of the benefits and payments received by Dr. Mullikin and Mr. McDonald under these agreements in 1998 was $3,342,257 and $3,290,357, respectively.

   Consulting Agreements. In November 1995, the Company entered into five-year Consulting Agreements with Dr. Mullikin and Mr. McDonald. Dr. Mullikin will receive consulting fees of $2,480,000, to be paid over the term of the agreement, with an initial payment of $744,000 on November 29, 1995 and equal payments of $434,000 on each anniversary of such date. Mr. McDonald will receive consulting fees of $2,230,000 to be paid over the term of the agreement with an initial payment of $669,000 on November 29, 1995 and equal payments of $390,250 on each anniversary thereof. Dr. Mullikin and Mr. McDonald will also be provided access to an office and support staff and certain other benefits. Dr. Mullikin and Mr. McDonald received $434,000 and $390,250, respectively, pursuant to these agreements in 1998.

Caremark Acquisition Agreements

   Termination Agreements. In connection with the Caremark acquisition in September 1996, the employment of Mr. Piccolo, now a director of the Company, was terminated, entitling him to severance payments of $2,805,426 and $1,052,138, respectively, and certain other benefits provided in his severance agreement.

   Consulting Agreements. In September 1996, the Company and Mr. Piccolo entered into a consulting agreement (the "Piccolo Agreement"). The term of the Piccolo Agreement is ten years, unless terminated sooner. Over the course of such ten-year period, Mr. Piccolo will be paid consulting fees totaling approximately $5.4 million. The "gross up" provisions of that severance agreement will apply to payments made pursuant to the Piccolo Agreement in the event such consulting payments are determined to be "excess parachute" payments. Mr. Piccolo or his spouse will be eligible to participate in all health and medical employee benefit plans and programs available, from time to time, to employees of the Company and Caremark until he reaches the age of 65. After age 65, Mr. Piccolo and his spouse will be provided with a prescription drug program comparable to that provided Caremark employees through Caremark's prescription drug benefit program. Mr. Piccolo will be provided with an adequate office and secretarial support, as well as reimbursement of reasonable expenses, and will be subject to certain non-compete and confidentiality restrictions. Mr. Piccolo was paid $587,506 pursuant to the Piccolo Agreement in 1998.

Retirement Agreement with Mr. House

   In connection with his resignation as Chief Executive Officer of the Company on January 16, 1998, Mr. House agreed to the termination of his employment agreement and entered into a retirement agreement with the Company which provided certain severance benefits, including a lump-sum payment of $5,993,400, in 1998. The retirement agreement called for immediate vesting of all outstanding stock options held by Mr. House and provides that all such stock options shall remain in full force and effect for their remaining terms. The retirement agreement also provided for a two-year consulting arrangement, pursuant to which Mr. House was to receive fees based on the base salary and incentive bonus amounts set forth in his prior employment agreement. The Company rescinded the retirement agreement in October 1998 and ceased providing pay and benefits to Mr. House at that time. At the time the retirement agreement was rescinded, Mr. House had been paid consulting fees of $662,796. Certain terms of the retirement agreement are currently being contested by the Company. See "How is the Chief Executive Officer compensated?"

                         STOCK PRICE PERFORMANCE GRAPH

   The graph below reflects the cumulative stockholder return on the Company's common stock compared to the return of the Standard & Poor's 500 Stock Index and the Company's peer group indices for the periods indicated. The graph reflects the investment of $100 on February 28, 1995 in the Company's common stock, the S&P 500 and the Company's peer group indices. The Company's former peer group consisted of the following companies: AHI Health Systems (1), American Oncology Resources, Apogee, Inc., Coastal Physician Group, Inc., EmCare Holdings, Inc. (1), InPhyNet Medical Management, Inc. (1), MedPartners, Inc., Occusystems, Inc. (1), Pediatrix Medical Group, Inc., PHP Healthcare Corp., PhyCor, Inc., Physician Reliance Network, Phymatrix Corp., Physician Resource Group and Sheridan Healthcare, Inc. The Company's current peer group consists of the following companies: MIM Corporation (2), Advance Paradigm, Inc. (3), Express Scripts, Inc. and MedPartners, Inc. The Company selected a different peer group for 1999 to reflect its decision in 1998 to focus its business on its pharmacy benefit management and related operations and discontinue its other operations. The Company's past performance is not necessarily indicative of its performance relative to its new peer group.


                        [PERFORMANCE GRAPH APPEARS HERE]

COMPANY    2/28/95  6/30/95  12/29/95  6/28/96  12/31/96  6/30/97  12/31/97  6/30/98  12/31/98  2/26/99
MDM         100.0    110.0    188.6     119.3    118.6     123.6     127.9     45.7      30.0      33.9
PBM         100.0    101.2    116.7     111.8    125.4     147.8     189.1    227.8     270.2     267.7
PPM         100.0    105.1    175.0     162.2    123.2     132.9     123.5     69.3      55.4      48.0
S&P 500     100.0    111.8    126.4     137.6    152.0     181.6     199.1    232.6     252.2     254.1

--------
(1) These companies were acquired or merged with other companies during 1997. The graph includes these companies only for those dates that each such company was in existence and trading.
(2) MIM Corporation began trading on August 15, 1996. It is included in the graph at $12.50 per share, its initial public offering price, for dates prior to its initial public offering.
(3) Advance Paradigm, Inc. began trading on October 9, 1996. It is included in the graph at $9.00 per share, its initial public offering price, for dates prior to its initial public offering.

   The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                               RELATIONSHIP WITH
                         INDEPENDENT PUBLIC ACCOUNTANTS

   Ernst & Young LLP, Birmingham, Alabama, has been engaged by the Board of Directors of the Company as independent public accountants for the Company and its subsidiaries for the fiscal year 1998 and is currently engaged to serve in such capacity for 1999. Management expects that a representative of Ernst & Young LLP will be present at the annual meeting to make a statement if he or she desires to do so and to be available to answer appropriate questions posed by stockholders.

                                 OTHER MATTERS

   As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by the stockholders, proxies in the enclosed forms returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

                             ADDITIONAL INFORMATION

How can I make a proposal for the 2000 annual meeting?

   Stockholders interested in presenting a proposal for inclusion in the Company's proxy statement and proxy card relating to the Company's annual meeting of the stockholders in 2000 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company's bylaws. To be eligible for inclusion, stockholder proposals must be received by the Company's Corporate Secretary no later than December 22, 1999. Any stockholder proposal to be considered at next year's annual meeting but not included in the proxy statement must be submitted in writing by March 8, 2000 or the persons appointed as proxies may exercise their discretionary voting authority if the proposal is considered at the meeting.

What is the Company spending on proxy solicitation costs?

   The accompanying proxy is solicited by the Board of Directors for use at the annual meeting of stockholders. The cost of soliciting proxies in the enclosed form will be borne by the Company. The Company has retained ChaseMellon Shareholder Services, L.L.C., 450 West 33rd Street, 14th Floor, New York, New York 10001, to aid in solicitation. For these services the Company will pay ChaseMellon Shareholder Services, L.L.C. a fee of $10,500 and reimburse it for certain out-of-pocket expenses. Additional solicitation may be made by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means by the officers or regular employees of the Company, who will receive no additional compensation. The Company expects to reimburse brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses in forwarding solicitation material to the beneficial owners of stock.

By Order of the Board of Directors:

Sara J. Finley
Corporate Secretary

April 22, 1999

                               MedPartners, Inc.

     Proxy solicited by the Board of Directors for the Annual Meeting of Stockholders on June 10, 1999.

     The undersigned hereby appoints Edwin M. Crawford and Sara J. Finley, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of stock of MedPartners, Inc. (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Thursday, June 10, 1999, 3:00 p.m., Central time, at the Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama, and at any adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement, as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

     THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Please date, sign exactly as your name appears on the form and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners must sign.

                        (CONTINUED AND TO BE DATED AND SIGNED ON THE OTHER SIDE) CHANGE OF ADDRESS

---------------------------------------

---------------------------------------

---------------------------------------

                               MedPartners, Inc.

                        Annual Meeting of Shareholders
                                 June 10, 1999
                                   3:00 P.M.
                               The Wynfrey Hotel
                           1000 Riverchase Galleria
                              Birmingham, Alabama

                         Vote by Telephone or Internet
                            Quick  Easy  Immediate

MedPartners, Inc. encourages you to take advantage of two new cost-effective and convenient ways to vote your shares.

You may now vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. Your telephone or Internet vote must be received by 12:00 midnight Eastern Daylight Time on June 9, 1999.

Your telephone or Internet vote authorizes the proxies named on the proxy card below to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Vote by Phone           On a touch-tone telephone dial 1-800-652-8683 from the
                        U.S. and Canada or dial 201-324-0377 from other countries.

                        You will be asked to enter the Voter Control Number located in the box just below the perforation on the proxy card. Then follow the instructions.

                        OR

Vote by Internet        Point your browser to the web address:

                        http://www.vote-by-net.com

                        Click on the "Proxy Voting" icon. You will be asked to enter the Voter Control Number located in the box just below the perforation on the proxy card. Then follow the instructions.

                        OR

Vote by Mail            Mark, sign and date your proxy card and return it in the
                        postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy.

                                                    Fold and Detach Here
------------------------------------------------------------------------------------------------------------------------------------
The Board recommends a vote FOR election of the following Directors.                Voter Control Number:  123456
Election of Directors

01  Edwin M. Crawford                               For        Withheld          To withhold authority to vote, mark
02  James H. Dickerson, Jr.                                                      "For" and write the nominee's number
03  Kristen Gibney                                                               on the line below.


                                                    [_]          [_]
                                                                                 ---------------------------------------------------
Special Action
------------------------------------------------------------------------------------------------------------------------------------

Change of Address & complete                Discontinue Annual Report Mailing               Will Attend Annual Meeting
section on reverse side.                            for this Account

          [_]                                            [_]                                           [_]
------------------------------------------------------------------------------------------------------------------------------------

                                                                                    Please sign exactly and as fully as your name
                                                                                    appears on your stock certificate. If shares
                                                                                    are held jointly, each stockholder must sign.


                                                                                    ------------------------------------------------


                                                                                    ------------------------------------------------

                                                                                      Signature(s)                           Date